UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-14447 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Explanatory Note: AMCOL International Corporation (the “Company” or “AMCOL”) is filing this Amendment to our Current Report on Form 8-K filed on January 25, 2013 in order to provide additional information in Item 4.02 regarding the errors in our financial statements disclosed in the Form 8-K and to report on our conclusions regarding the effectiveness of our disclosure controls and procedures for the relevant periods.  This Form 8-K/A does not otherwise update or amend any exhibits as originally filed and does not otherwise reflect events occurring after the original filing date of the Form 8-K.

On January 23, 2013, our Audit Committee, upon the recommendation of management, determined that our audited consolidated financial statements for the years ended December 31, 2009, December 31, 2010 and December 31, 2011, and our unaudited consolidated financial statements for the quarter ended March 31, 2012 need to be restated.  We also concluded that our financial statements for the year ended December 31, 2011 and the three months ending March 31, 2012 should no longer be relied upon and thus we will file an amended Form 10-K for the year ended December 31, 2011 and an amended Form 10-Q for the quarter ended March 31, 2012 as soon as possible.  The remaining paragraphs detail the events leading to these conclusions.

As disclosed in our Form 10-Q for the second quarter of 2012, we discovered, at that time, errors in our financial statements which related to prior years and which made us evaluate whether certain financial statements needed to be restated (the “Initial Errors”).  We assessed the materiality of the Initial Errors in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 99, Materiality and in accordance with the rollover and iron curtain methods as described in SAB No. 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements.  We concluded that the Initial Errors were individually and collectively immaterial to our previously issued financial statements.  However, under SAB 108, we concluded that there was a reasonable possibility that our financial statements for the twelve months ended December 31, 2012 would be materially misstated if we corrected the Initial Errors in 2012’s annual financial statements.  As a result, and until we discovered the Supplemental Errors described below, we had intended to correct our 2010 and 2011 annual financial statements in our 2012 Form 10-K, even though the Initial Errors were immaterial to the financial statements issued in those years.  This was the correct course of action at the time given the guidance in SAB 108, which allows the previous years’ financial statements to be corrected in the 2012 Form 10-K rather than through an amendment of each prior year’s Form 10-K given that the impact of correcting the prior year errors in 2012 could be material to 2012’s financial statements.

We disclosed the Initial Errors, the effect they had upon the financial statements for each impacted time period, and our intended course of actions to correct our prior period financial statements in our Form 10-Q for the second quarter of 2012.  Although there were several errors across various categories, the general categories and amount by which they increased (decreased) net income available to AMCOL shareholders is as follows (as disclosed in our Form 10-Q for the second quarter of 2012):

•           Spain - $2.8 million decrease for errors associated with accounting for inventory and other items in our Environmental segment’s Spanish operations;
•           South Africa - $0.8 million decrease for errors related to the accounting for the acquisition of mineral rights in our Minerals and Materials segment’s chromite operations in South Africa;
•           Malaysia - $0.3 million increase resulting from correcting errors in our Oilfield Services segment’s Malaysian operations, largely relating to improper recognition of expenses and errors in accounting for revenues;
•           DongMing – adjustments to correct errors made in accounting for accounts payable in this China subsidiary of our Minerals and Materials segment which have a cumulative non-impact;
•           Tax - $0.2 increase resulting largely from inaccuracies in the accounting for income tax expense in our international operations; and
•           $0.4 increase for other insignificant errors we have aggregated together.

Adjustments by category and increase (decrease) to Net income available to AMCOL sharesholders attributable to	Prior to	Twelve Months Ended December 31,			Three Months Ended March 31,
each category ($ in millions)	2009	2009	2010	2011	2012	Total
Spain	$-	$(0.8)	$(0.6)	$(1.1)	$(0.3)	$(2.8)
South Africa	-	(0.3)	-	(0.5)	-	(0.8)
Malaysia	-	-	(0.4)	0.7	-	0.3
DongMing	0.2	0.1	0.2	(0.5)	-	-
Tax	(0.5)	0.1	(1.2)	1.5	0.3	0.2
Other	(0.3)	(0.7)	0.6	0.4	0.4	0.4

Total	$(0.6)	$(1.6)	$(1.4)	$0.5	$0.4	$(2.7)

In January 2013 and subsequent to filing our Forms 10-Q for the second and third quarters of 2012 and in preparation of our annual financial statements for the year ended December 31, 2012, we discovered additional errors relating to prior periods (“Supplemental Errors”).  These Supplemental Errors relate to our accounting for long term contracts and bad debts within the European operations of our Environmental segment.

Regarding long term contracts, our cost estimates for ongoing projects to be completed were not updated and caused our calculation of the amounts to be recognized under the percentage of completion revenue recognition method to be incorrect.  These errors affected the accrued liabilities, retained earnings, accumulated other comprehensive income and related summation accounts (i.e. total current liabilities, total AMCOL shareholders’ equity, and total equity) within our balance sheets as well as the costs of sales and related ending summation accounts (i.e. gross profit, operating profit, income before income taxes and income (loss) from affiliates and joint ventures, income before income (loss) from affiliates and joint ventures, income (loss) from continuing operations, net income (loss), and net income (loss) attributable to AMCOL shareholders)  in our income statements.

With respect to the bad debts, our corporate office discovered information while preparing the 2012 fiscal year financial statements regarding receivables that caused us to believe the receivables were uncollectible.  We believe our European subsidiaries incorrectly concluded, in the prior periods when this information was known to them, that these debts were collectible.  These errors affected the accounts receivable, other long-term assets, retained earnings, accumulated other comprehensive income and related summation accounts (i.e. total current assets, total non-current assets, total assets, total AMCOL shareholders’ equity and total equity) accounts within our balance sheets as well as the selling, general & administrative expense and related summation accounts (i.e. operating profit, income before income taxes and income (loss) from affiliates and joint ventures, income before income (loss) from affiliates and joint ventures, income (loss) from continuing operations, net income (loss), and net income (loss) attributable to AMCOL shareholders) in our income statements.

Upon the discovery of these Supplemental Errors in January 2013, we assessed the materiality of the Supplemental Errors in combination with the Initial Errors.  We concluded that these errors were individually and collectively immaterial to 2010 and prior years.  However, for the year ended December 31, 2011 we concluded that the cumulative effect of correcting these errors in 2011 is material to those financial statements.  Thus, we concluded that the audited financial statements relating to the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011 need to be restated.  We also concluded that our financial statements for the twelve months ended December 31, 2011 can no longer be relied upon. Moreover, since these errors were not corrected as of March 31, 2012, we concluded that the unaudited consolidated financial statements included in our Form 10-Q for the three months ended March 31, 2012 also need to be restated and can no longer be relied upon.

The chart below reflects the extent to which the Supplemental Errors and the Initial Errors increase or (decrease) net income available to AMCOL shareholders ($ in millions).

	Prior to 2009	2009	2010	2011	Q1 2012

Initial Errors	$(0.6)	$(1.6)	$(1.4)	$ 0.5	$0.4

Percentage of Completion			$(0.1)	$(0.9)	$0.2
Bad debt expenses			$(0.1)	$(0.6)	-
Total Supplemental Errors:	-	-	$(0.2)	$(1.5)	$0.2

Total	$(0.6)	$(1.6)	$(1.6)	$(1.0)	$0.6

We will correct the Initial Errors and Supplemental Errors by amending our Form 10-K for the twelve months ended December 31, 2011 and the Form 10-Q for the three months ended March 31, 2012.

Since the Initial Errors were corrected in our Form 10-Q for the periods ended June 30, 2012 and September 30, 2012, we concluded that the financial statements included in those reports are not materially misstated for the uncorrected Supplemental Errors.  However, we will correct our 2012 second and third quarter results when we include them in our 2012 Form 10-K.

We reassessed our evaluation of the effectiveness of our internal controls over financial reporting and of our disclosure controls and procedures for the year ended December 31, 2011 and for the three months ended March 31, 2012.  We determined that a material weakness in our internal controls over financial reporting existed as of December 31, 2011 and March 31, 2012 due to a lack of financial oversight of our Environmental segment’s operations in Europe.  Because of the material weakness in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2011 and March 31, 2012. We will report these conclusions and our remediation plans in the amended Form 10-K and Form 10-Q.

Our management and our Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, our independent registered public accounting firm.

Caution Concerning Forward-Looking Statements

This Amendment to Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties which may cause actual results to differ materially from those discussed herein.  Such statements include statements regarding the estimated amounts to be restated, the timing of the filing of an amendment to AMCOL’s Form 10-K for the year  ended December 31, 2011 and an amended Form 10-Q for the quarter ended March 31, 2012 and the effect of the restatements on previously reported net income.  There can be no assurance that future developments will be those anticipated by management.  Please refer to the risks and uncertainties detailed from time to time by AMCOL in its periodic filings with the Securities and Exchange Commission.  You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date:	February 1, 2013	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer